CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

QMIS TBS Capital Group Corp.

We hereby consent to the use of our report dated April 27, 2021, with respect to the financial statements of QMIS TBS Capital Group Corp., incorporated in the Registration Statement on Form S-1 amendment of QMIS TBS Capital Group Corp. to be filed on about June 28, 2021.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Keith K Zhen CPA
Keith K Zhen CPA
Brooklyn, New York,
June 28, 2021